Exhibit 5.1

One New Change London EC4M 9QQ

Telephone: (020) 7330 3000 Fax (Group 3): (020) 7330 9999
Fax (Group 4): (020) 7248 1100 DX No. 73 www.allenovery.com
Our Ref: AAB/CO:971776.2
11 September, 2003

The Directors

Celltech Group plc

208 Bath Road

Slough

SL1 3WE

Dear Sirs,

Registration Statement on Form S-8 of Celltech Group plc (the Registration Statement)

1.	You have requested our opinion with respect to certain matters of English law in relation to shares of Celltech Group plc (the Company), in connection with the proposed registration under the United States Securities Act of 1933 (as amended) of 2,000,000 of the Company’s ordinary shares of 50p each (the Ordinary Shares) in respect of options over the Ordinary Shares that have been or may be granted under the Company’s Celltech Chiroscience Savings Related Share Option Scheme 1999 (the Scheme).

2.	This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws including, in particular, the laws of the United States of America, the laws of the states of Delaware or New York or any other state of the United States of America or any political sub-division thereof.

3.	For the purposes of this opinion, we have examined the following documents:

(a)	a certified copy of the certificate of incorporation of the Company, certificate of incorporation on re-registration of the Company as a public company and certificates of incorporation on change of name of the Company;

(b)	a certified copy of the memorandum and articles of association of the Company incorporating amendments to 22nd May, 2003;

(c)	a copy of the minutes of the meeting of a committee of the board of directors of the Company held on 7th August, 2003, approving the registration of the Ordinary Shares;

AMSTERDAM ANTWERP BANGKOK BEIJING BRATISLAVA BRUSSELS BUDAPEST DUBAI FRANKFURT HAMBURG HONG KONG LONDON LUXEMBOURG MADRID MILAN MOSCOW NEW YORK PARIS PRAGUE ROME SHANGHAI SINGAPORE TIRANA TOKYO TURIN WARSAW

A list of the names of partners and their professional qualifications is open to inspection at the above office. The partners are either solicitors or registered foreign lawyers.

This is a legal communication not a financial communication. Neither this nor any other communication from this firm is intended to be, or should be construed as, an invitation or inducement (direct or indirect) to any person to engage in investment activity. The following information is provided in accordance with the Solicitors' Financial Services (Conduct of Business) Rules 2001. The provision of our legal services may relate to investments. We are not authorised by the Financial Services Authority, but we are regulated by the Law Society and we can undertake certain activities in relation to investments which are limited in scope and incidental to our legal services or which may reasonably be regarded as a necessary part of our legal services. If for any reason we are unable to resolve a problem between us and a client, our client may utilise the complaints and redress scheme operated by the Law Society.

To: The Directors, Celltech Group plc Page: 2	11 September, 2003

(d)	a copy of a shareholder resolution of the Company passed on 22nd July, 1999 approving and adopting the rules of the Scheme (the Company Resolution);

(e)	a copy of a board resolution of the Company passed on 29th January, 2003 approving and adopting the Unapproved Section of the Scheme (the Board Resolution);

(f)	a copy of the Scheme rules, as adopted by the Company Resolution and the Board Resolution and as amended by Mr John Slater on 25th March, 2003 in accordance with the powers delegated to him under the Board Resolution;

(g)	the section of the draft Registration Statement, headed “Calculation of Registration Fee”; and

(h)	such other corporate records and documents as we have deemed necessary or appropriate for the purpose of this opinion.

4.	In considering the above documents and in rendering this opinion we have assumed that:

(a)	in so far as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(b)	the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;

(c)	the conformity to originals of all documents supplied to us as certified or facsimile copies;

(d)	where a document has been examined by us in draft or specimen form, it will be or has been executed or issued in the form of that draft or specimen;

(e)	all material matters stated in any documents on which we have relied are and remain accurate;

(f)	no law of any jurisdiction other than England affects our conclusions;

(g)	the memorandum and articles of association of the Company referred to at paragraph 3(a) above, and the rules of the Scheme referred to at paragraph 3(f) above, are currently in force without further amendment;

(h)	the meeting of a committee of the board of directors of the Company referred to at paragraph 3(c) above was duly authorised and constituted and duly convened and held, as evidenced by the minutes referred to above; at such meeting a quorum of committee members was present and acting throughout; the resolution referred to in such minutes was duly passed and has not been amended, modified or revoked and is in full force and effect; that the minutes of the meeting will be or have been approved, and each of the committee members having any interest in the matters discussed at such meeting, duly disclosed his interest therein and was entitled to count in the quorum of such meeting and to vote on the resolution proposed thereat and such minutes are a true and correct record of the proceedings therein;

(i)	the general meeting of the shareholders of the Company at which the Company Resolution was passed was duly convened and held and that the Company Resolution was passed in the form of the resolution contained in the notice of the General Meeting

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and the Company Resolution has not been and will not be subsequently amended or revoked prior to the allotment and issue of the Ordinary Shares;

(j)	the meeting of the board of directors of the Company referred to at paragraph 3(e) above was duly convened and held, as evidenced by the minutes referred to above; at such meeting a quorum of directors was present and acting throughout; the Board Resolution was duly passed and has not been amended, modified or revoked and is in full force and effect; that the minutes of the meeting will be or have been approved, each of the directors having any interest in the matters discussed at such meeting, duly disclosed his interest therein and was entitled to count in the quorum of such meeting and to vote on the resolution proposed thereat and such minutes are a true and correct record of the proceedings therein and that the Board Resolution has not been and will not be subsequently amended or revoked prior to the allotment and issue of the Ordinary Shares;

(k)	the exercise of delegated powers by Mr John Slater referred to at paragraph 3(f) above was within the authority granted to Mr Slater by the Board Resolution and that such authority has not been and will not be subsequently amended or revoked prior to the allotment and issue of the Ordinary Shares;

(l)	a meeting of the board of directors of the Company or of a duly authorised and constituted committee of the board of directors of the Company has been or will be duly convened and held at which it was or will be duly resolved to allot and issue the Ordinary Shares;

(m)	at the time of the issue of the Ordinary Shares, the Company will have a nominal amount of authorised but unissued ordinary shares of 50p each at least equal to the nominal amount of the Ordinary Shares;

(n)	the Ordinary Shares will when issued be subscribed for under the Scheme wholly in cash at not less than their nominal value; and

(o)	admission of the Ordinary Shares to the Official List and to trading on the London Stock Exchange will become effective in accordance with the Listing Rules of the UK Listing Authority and the Admission Standards of the London Stock Exchange.

5.	On the basis of, and subject to, the foregoing and having regard to such considerations of English law in force at the date of this letter as we consider relevant, we are of the opinion that the Ordinary Shares to be registered by the Company will, when issued by the Company pursuant to the Scheme, be validly issued, credited as fully paid and no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason of their being such holders.

This opinion is addressed to you solely for your own purpose in connection with the Registration Statement and may not be transmitted or disclosed to or used or relied upon by any other person or for any other purposes without our prior written consent. We hereby give such consent in relation to the filing of this letter as an exhibit to the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933, as amended.

Yours faithfully,

/S/    ALLEN & OVERY

Allen & Overy